EXHIBIT 10(f)(iv)
AMENDMENT NUMBER THREE
TO THE
HARRIS CORPORATION RETIREMENT PLAN
     WHEREAS, Harris Corporation, a Delaware corporation (the “Corporation”), heretofore has adopted and maintains the Harris Corporation Retirement Plan, as amended and restated effective July 1, 2007 (the “Plan”);
     WHEREAS, pursuant to Section 17.1 of the Plan, the Management Development and Compensation Committee of the Corporation’s Board of Directors (the “Compensation Committee”) has the authority to amend the Plan;
     WHEREAS, pursuant to Section 13.3 of the Plan, the Compensation Committee has delegated to the Employee Benefits Committee of the Corporation (the “Employee Benefits Committee”) the authority to adopt non-material amendments to the Plan;
     WHEREAS, the Employee Benefits Committee desires to amend the Plan (i) to reflect the restructuring of Harris Technical Services Corporation and Multimax Incorporated into a single company, Harris IT Services Corporation; (ii) to provide that contributions to the Plan of amounts payable under the Corporation’s Performance Reward Plan (or any similar plan) shall be made on a pre-tax basis; (iii) to clarify the treatment, pending participant investment direction, of the proceeds from a tender offer impacting the Harris Stock Fund; (iv) to reflect newly-effective regulations under section 415 of the Internal Revenue Code of 1986, as amended, relating to limitations on contributions to qualified plans and (v) to reflect the maintenance of a “qualified non-elective contribution” money source on behalf of certain former participants in the Multimax, Inc. 401(k) Retirement Savings Plan; and
     WHEREAS, the Employee Benefits Committee has determined each of the above-described amendments to be non-material.

     NOW, THEREFORE, BE IT RESOLVED, that the Plan hereby is amended, effective as of July 1, 2008 or as of such other date set forth herein, as follows:
1. Effective July 1, 2007, the definition of “Compensation” set forth in Article 2 hereby is amended to add the following new sentence at the end of the final paragraph thereof:
Finally, in no event shall Compensation for purposes of this Plan include any amount that is not “compensation” within the meaning of section 415(c)(3) of the Code and Treasury Regulation section 1.415(c)-2.
     2. Effective June 28, 2008, the definition of “HITS Business Unit Employee” set forth in Article 2 hereby is amended in its entirety to read as follows:
HITS Business Unit Employee. An Eligible Employee of Harris IT Services Corporation.
     3. Effective June 28, 2008, the definition of “Wage Determination HES Employee” set forth in Article 2 hereby is amended to replace the phrase “Harris Technical Services Corporation” set forth therein with the phrase “Harris IT Services Corporation”.
     4. Section 4.1(c) hereby is amended in its entirety to read as follows:
     (c) Performance Reward Plan Deferral Election. Subject to the limitations set forth in Article 6, a Participant may elect, in accordance with procedures prescribed by the Administrative Committee, to have his or her Employer make a pre-tax contribution on his or her behalf of PRP Compensation, if any. The percentage of PRP Compensation so elected by a Participant pursuant to this Section 4.1(c) shall be 0%, 50% or 100%.
     5. The phrase “, irrespective of whether such contribution is made pursuant to Section 4.1(c) or Section 5.1(c)” hereby is deleted from Section 4.2(e).
     6. Section 5.1(c) hereby is deleted in its entirety and Section 5.1(d) hereby is renumbered as Section 5.1(c).
     7. Effective July 1, 2007, the fourth sentence of Section 6.1(b)(2) hereby is amended in its entirety to read as follows:
Any excess deferrals that are distributed in accordance with this subsection (b)(2) shall not be treated as “annual additions” for purposes of Section 6.3.

     8. Effective July 1, 2007, Section 6.2(c)(7) hereby is amended to add the following new sentence at the end thereof:
In any event, the term “compensation” shall not include any amount excludable under Treasury Regulation section 1.415(c)-2(g)(5)(ii).
     9. Effective July 1, 2007, Section 6.3 hereby is amended in its entirety to read as follows:
     Section 6.3. Maximum Annual Additions under Section 415 of the Code. Notwithstanding any other provision of the Plan, the amounts allocated to the Account of each Participant for any limitation year shall be limited so that the aggregate annual additions for such year to the Participant’s Account and to the Participant’s accounts in all other defined contribution plans maintained by an employer shall not exceed the lesser of:
     (i) $46,000 (as adjusted pursuant to section 415(d) of the Code); and
     (ii) 100% of the Participant’s compensation for such limitation year (or such other percentage of compensation set forth in section 415(c) of the Code).
     The “annual additions” to a Participant’s Account and to the Participant’s account in any other defined contribution plan maintained by an employer is the sum for such limitation year of:
     (a) the amount of employer contributions (including pre-tax contributions and designated Roth contributions) allocated to the Participant’s account, excluding, however, (X) pre-tax contributions and designated Roth contributions that are “catch-up contributions” made pursuant to section 414(v) of the Code, (Y) excess deferrals that are distributed in accordance with section 402(g) of the Code and (Z) restorative payments (within the meaning of Treasury Regulation section 1.415(c)-1(b)(2)(ii)(C)),
     (b) the amount of forfeitures allocated to the Participant’s account,
     (c) the amount of contributions by the Participant to any such plan, but excluding any rollover contributions or loan repayments,
     (d) the amount allocated on behalf of the Participant to any individual medical benefit account (as defined in section 415(l) of the Code) or, if the Participant is a key employee within the meaning of section 419A(d)(3) of the Code, to any post-retirement medical benefits account established pursuant to section 419A(d)(1) of the Code, and
     (e) the amount of mandatory employee contributions within the meaning of section 411(c)(2)(C) of the Code by such Participant to a defined benefit plan, regardless of whether such plan is subject to the requirements of section 411 of the Code.

     For purposes of this Section, the “limitation year” shall be the Plan Year, the term “compensation” shall have the meaning set forth in Treasury Regulation section 1.415(c)-2, the term “defined contribution plan” shall have the meaning set forth in Treasury Regulation section 1.415(c)-1(a)(2), and a Participant’s employer shall include entities that are members of the same controlled group (within the meaning of section 414(b) of the Code as modified by section 415(h) of the Code) or affiliated service group (within the meaning of section 414(m) of the Code) as the Participant’s employer or under common control (within the meaning of section 414(c) of the Code as modified by section 415(h) of the Code) with the Participant’s employer or such entities.
     10. The second sentence of the last paragraph of Section 12.2(b) hereby is amended in its entirety to read as follows:
Any cash proceeds from the sale or exchange of shares of Harris Stock in the Harris Stock Fund shall be invested in a commingled fund maintained by the Trustee designated to hold such amounts, and any securities or other property received as a result of such a sale or exchange shall be held by the Trustee, in each case pending investment instructions from the Participants (and Beneficiaries) or the Investment Committee, as the case may be.
     11. Effective July 1, 2007, Section 16.2(a)(4) hereby is amended in its entirety to read as follows:
     (4) Compensation. Compensation shall have the meaning set forth in Treasury Regulation section 1.415(c)-2. Compensation for this purpose shall not include any amount excludable under Treasury Regulation section 1.415(c)-2(g)(5)(ii).
     12. Effective as of the date hereof, Section 4 of Schedule A hereby is amended to add thereto the following new subsection (e):
     (e) Qualified Nonelective Contributions. The Accounts of certain Participants who formerly participated in the Multimax Plan currently contain, or may in the future contain, QNECs. For purposes of the Plan, such QNECs and earnings thereon (i) shall be 100% vested and nonforfeitable and (ii) shall be ineligible for hardship withdrawal.

     APPROVED by the HARRIS CORPORATION EMPLOYEE BENEFITS COMMITTEE on this 5th day of June, 2008.

/s/ John D. Gronda
John D. Gronda, Secretary

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